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                                                                    EXHIBIT 23.1
[PRICEWATERHOUSECOOPERS LOGO]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 23, 2001, except for the fifth paragraph of Note 10 and Note 19, as to which the date is November 20, 2001, relating to the financial statements and the financial statement schedule, which appears in Lucent Technologies Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
January 4, 2002